Exhibit 32

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K/A of Rite Aid Corporation (the “Company”) for the annual period ended March 4, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jeffrey S. Stein, as Chief Executive Officer and Chief Restructuring Officer of the Company, and Matthew C. Schroeder, as Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JEFFREY S. STEIN
Name:	Jeffrey S. Stein
Title:	Chief Executive Officer and Chief Restructuring Officer
Date:	July 25, 2024

/s/ MATTHEW C. SCHROEDER
Name:	Matthew C. Schroeder
Title:	Executive Vice President and Chief Financial Officer
Date:	July 25, 2024